UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER
Pursuant to Rule 13a-16 or 15d-16
under the Securities Exchange Act of 1934

For the month of March, 2022.

Commission File Number: 001-35393

NEWCREST MINING LIMITED
(Translation of registrant’s name into English)

Level 8, 600 St. Kilda Road
Melbourne VIC 3004
Australia
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F  ☒            Form 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

EXPLANATORY NOTE

Purpose of the Filing

This Form 6-K is furnished by Newcrest Mining Limited (“Newcrest”) to the U.S. Securities and Exchange Commission (the “SEC”) using the EDGAR format type 8-K12G3 pursuant to Rule 12g-3(f) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) to establish itself as the successor issuer to Pretium Resources Inc. (“Pretivm”) pursuant to Rule 12g-3(a). Newcrest expects that upon the furnishing of this Form 6-K to the SEC, a new file number will be generated for the purpose of satisfying Newcrest’s reporting obligations under the Exchange Act. In addition, this report includes as an exhibit a press release published and made available by Newcrest to its shareholders on March 9, 2022.

Background and Succession Pursuant to Rule 12g-3

Effective on March 9, 2022, Newcrest acquired all of the issued and outstanding common shares of Pretivm (the “Pretivm Shares”) pursuant to an arrangement agreement dated November 8, 2021 (as amended on December 13, 2021 and on January 19, 2022) by and among Newcrest, Pretivm and Newcrest BC Mining Ltd., a wholly owned subsidiary of Newcrest, in accordance with a court-approved plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia). As a result of the Arrangement, Pretivm became an indirect wholly owned subsidiary of Newcrest.

Pursuant to the Arrangement, Pretivm shareholders had the option to elect to receive C$18.50 per Pretivm Share in cash or 0.8084 ordinary shares of Newcrest (the “Newcrest Shares”) per Pretivm Share, subject to proration to ensure aggregate cash and Newcrest Share consideration each represented 50% of total transaction consideration. Pretivm shareholders who did not elect cash or Newcrest Shares received default consideration of C$9.25 per Pretivm Share in cash and 0.4042 Newcrest Shares per Pretivm Share. The Newcrest Shares issued in exchange for Pretivm Shares under the Arrangement were exempt from registration under the U.S. Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof.

Prior to the effectiveness of the Arrangement, the Pretivm Shares were listed on the New York Stock Exchange (“NYSE”) under the trading symbol “PVG” and registered pursuant to Section 12(b) of the Exchange Act. Prior to the effectiveness of the Arrangement, the Newcrest Shares were not registered under Section 12 of the Exchange Act in reliance on the exemption provided by Rule 12g3-2(b) thereunder.

Upon effectiveness of the Arrangement, the Newcrest Shares are deemed registered under Section 12 of the Exchange Act pursuant to Rule 12g-3(a) thereunder. Rule 12g-3(a) provides that, in connection with a succession, securities of an issuer that are not already registered issued to the holders of securities of another issuer that are registered pursuant to either Section 12(b) or (g) of the Exchange Act will be deemed registered under the same paragraph of Section 12 of the Exchange Act.

The Newcrest Shares are deemed registered under Section 12(b) of the Exchange Act because the Pretivm Shares were registered under that paragraph of Section 12. However, the Newcrest Shares will not be listed on any national stock exchange. Therefore, the Newcrest Shares will effectively be registered under Section 12(g) of the Exchange Act.

Pretivm requested that the NYSE file a Form 25 with the SEC on March 9, 2022 for the removal of the Pretivm Shares from listing on the NYSE and the termination of the registration of the Pretivm Shares under Section 12(b) of the Exchange Act. Newcrest intends to file a Form 15 with the SEC on behalf of Pretivm in order to terminate the registration of the Pretivm Shares under Section 12(g) of the Exchange Act and to suspend Pretivm’s duty to file reports under Section 13(a) or Section 15(d) of the Exchange Act.

Newcrest intends to file a Form 15F with the SEC pursuant to Rule 12h-6(d) under the Exchange Act in order to terminate the registration of the Newcrest Shares under Section 12(g) of the Exchange Act and its duty to file reports under Section 13(a) or Section 15(d) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Newcrest Mining Limited

	By:	/s/ Maria Esperanza Sanz Perez
Dated: March 9, 2022		Name:	Maria Esperanza Sanz Perez
		Title:	Company Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Newcrest Mining Limited News Release, dated March 9, 2022